Exhibit 2.8

GUARANTY

This GUARANTY (this “Guaranty”), is entered into as of August 22, 2025, by the Persons listed on the signature pages hereof as “Guarantors” (together with any other entity that may hereafter become a party hereto, individually, a “Guarantor” and collectively, “Guarantors”) in favor of Wells Fargo Bank, National Association (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender has agreed with CareCloud Holdings, Inc, a Delaware corporation (“Issuer”) to accept the “Deferred Payment Amount” (as defined in the below-described Deferred Payment Agreement) in lieu of immediate payment in consideration of releasing its liens on certain assets of Medsphere Systems Corporation (so that such assets may be transferred by Medsphere Systems Corporation to the Issuer) pursuant to the terms and conditions of the Deferred Payment Agreement, dated of even date herewith, by and among Lender, Issuer and Guarantors (the “Deferred Payment Agreement”); and

WHEREAS, in order to induce Lender to enter into the Deferred Payment Agreement, and to accept the Deferred Payment Amount as set forth therein, each Guarantor has agreed to guaranty the Obligations of Issuer; and

WHEREAS, as a result of its relationship with the Issuer and the other Guarantors, each Guarantor will receive substantial benefits from the financial accommodations provided by Lender to Issuer.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions; Construction.

1.1 Definitions. As used in this Guaranty, the following terms shall have the following definitions:

“Deferred Payment Agreement” has the meaning set forth in the recitals to this Guaranty.

“Guarantor” has the meaning set forth in the preamble to this Guaranty.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guaranty” means this Guaranty.

“Issuer” has the meaning set forth in the preamble to this Guaranty.

“Lender” means Wells Fargo Bank, National Association.

1.2 Construction. Capitalized terms used but not otherwise defined herein (including in the preamble and recitals hereof) that are defined in the Deferred Payment Agreement shall have the meanings given to them in the Deferred Payment Agreement. Unless otherwise defined herein or in the Deferred Payment Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. The rules of interpretation specified in the Deferred Payment Agreement (including Sections 1.2, 1.3, 1.4, 1.5 and 1.6 thereof) shall be applicable to this Guaranty. All references to “payment in full of Guaranteed Obligations” or words of similar import shall have the same meaning as “payment in full of Obligations” as provided in Section 1.6 of the Deferred Payment Agreement. All references in this Guaranty to Sections are references to Sections of this Guaranty unless otherwise specified.

2.	Agreement to Guaranty Obligations.

2.1 Guaranty.

(a) In recognition of the direct and indirect benefits to be received by each Guarantor in connection with the accommodations provided by Lender to Issuer described in the recitals hereof, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of each and all of the following (collectively, the “Guaranteed Obligations”): (i) the Obligations now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), or otherwise, and (ii) any and all reasonable, documented expenses (including reasonable counsel fees and expenses) incurred by Lender in enforcing any rights under any Deferred Payment Document. Without limiting the generality of the foregoing, Guaranteed Obligations shall include all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to Lender but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Proceeding or similar proceeding involving any Loan Party or any other Person.

(b) If any or all of the Guaranteed Obligations becomes due and payable, each Guarantor, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Lender, together with any and all expenses (including reasonable Lender Expenses) that may be incurred by Lender in demanding, enforcing, or collecting any Guaranteed Obligations. If claim is ever made upon Lender for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guaranteed Obligations and Lender repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including Issuer or any Guarantor), then and in each such event, each Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon each Guarantor, notwithstanding any revocation (or purported revocation) of this Guaranty or other instrument evidencing any liability of any Guarantor and each Guarantor shall be and remain liable to such payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

(c) Each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to Lender, whether or not due or payable by any Loan Party upon the occurrence of any of the events specified in Section 8.1(d) of the Deferred Payment Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Lender, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.

2.2 Absolute and Unconditional Guaranty.

(a) The liability of each Guarantor hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each Guarantor hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guaranty or undertaking, (ii) any dissolution, termination, or increase, decrease, or change in personnel by Issuer, any other Guarantor or any other Person, (iii) any payment made to Lender on account of the Guaranteed Obligations which Lender repays to Issuer, any other Guarantor or any other Person pursuant to any court order in any Insolvency Proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (iv) any action or inaction by Lender, or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

(b) This Guaranty includes all present and future Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing any Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part.

2.3 Guaranty of Payment; Independent Obligations. The guaranty by each Guarantor hereunder is a guaranty of payment and not of collection. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations of any other Guarantor, and a separate action or actions may be brought and prosecuted against one or more Guarantors to enforce such obligations, whether or not any action is brought against any other Guarantor or any other Person and whether or not any other Guarantor or any other Person is joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.

3.	Waivers, Authorizations and Acknowledgements.

3.1 Waivers.

(a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require Lender to (i) proceed against any other Guarantor or any other Person, (ii) proceed against or exhaust any security held from any other Guarantor or any other Person, (iii) protect, secure, perfect, or insure any Lien on any property subject thereto or exhaust any right to take any action against any other Guarantor, any other Person, or any property subject to a Lien, or (iv) pursue any other remedy in Lender’s power. Each Guarantor waives any defense based on or arising out of any defense of such Guarantor, any other Guarantor or any other Person, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of any Guarantor or any other Person, or the validity, legality, or unenforceability of any Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Guarantor other than payment of the Guaranteed Obligations to the extent of such payment. Lender may foreclose upon any Collateral held by Lender by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Lender may have against any Guarantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid.

(b) Each Guarantor waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Guaranteed Obligations or other financial accommodations. Each Guarantor waives notice of any Event of Default under any Deferred Payment Document. Each Guarantor assumes all responsibility for being and keeping itself informed of Issuer and other Guarantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that Lender shall not have any duty to advise any Guarantor of information known to it regarding such circumstances or risks.

(c) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any right to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against Issuer, any other Guarantor or any other Person liable to Lender, (ii) any defense (legal or equitable), set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor, (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by Lender, including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity against Issuer or any other Guarantor or surety, and (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof. Any payment or other act or circumstance which shall defer or delay, or otherwise toll, the operation of any statute of limitations applicable to any Guaranteed Obligations or as to any Guarantor shall similarly operate to defer or delay, or otherwise toll, the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

3.2 Waivers of Defenses. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Deferred Payment Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Deferred Payment Document or any agreement or instrument relating thereto;

(b) any change in the time, manner, or place of payment of, or in any other term of, all or any Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Deferred Payment Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit;

(c) any taking, exchange, release, or non-perfection of any Lien on any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guaranty, for any Guaranteed Obligations;

(d) the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Lender;

(e) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor;

(f) any right or defense arising by reason of any claim or defense based upon an election of remedies by Lender including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against Issuer or any other Guarantor or any guarantors or sureties;

(g) any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any other Guarantor; or

(h) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any other Guarantor or any other guarantor or surety.

3.3 Consents to Amendments, Etc.

(a) Each Guarantor authorizes Lender, without notice or demand to such Guarantor, and without affecting or impairing its liability hereunder, from time to time to:

(i) change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter: (A) any Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon); or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed, or altered;

(ii) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure any Guaranteed Obligations (including any of the obligations of any Guarantor under this Guaranty) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;

(iii) exercise or refrain from exercising any rights against Issuer or any other Guarantor;

(iv) release or substitute any one or more endorsers, guarantors, Issuer, other Guarantors, or other obligors;

(v) settle or compromise any Guaranteed Obligations, any security therefor, or any liability (including any of those of any Guarantor under this Guaranty) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Guarantor to any other Person;

(vi) apply any sums by whomever paid or however realized to any liability or liabilities of any Guarantor to Lender regardless of what liability or liabilities of such Guarantor remain unpaid;

(vii) consent to or waive any breach of, or any act, omission, or default under, any Deferred Payment Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement any Deferred Payment Document, or any of such other instruments or agreements; or

(viii) take any other action that could, under otherwise applicable principles of law, give rise to a legal or equitable discharge of any Guarantor from all or part of its liabilities under this Guaranty.

(b) It is not necessary for Lender to inquire into the capacity or powers of any Guarantor or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

3.4 Subrogation; Subordination. No Guarantor will exercise any rights that it may now or hereafter acquire against Issuer or any other Guarantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lender against Issuer or any other Guarantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Issuer or any other Guarantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until payment in full of the Guaranteed Obligations. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Lender, and shall promptly be paid to Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Deferred Payment Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Guarantor, including after payment in full of the Guaranteed Obligations, if all or any portion of the Guaranteed Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such other Guarantor whether pursuant to this Guaranty or otherwise.

3.5 Revocation. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that no such revocation shall (a) be effective until written notice thereof has been received by Lender, (b) apply to any Guaranteed Obligations in existence on the date of receipt by Lender of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), and (c) apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender in existence on the date of such revocation. No payment by any Guarantor or from any other source prior to the date of Lender’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and any payment by any Guarantor or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Guaranty shall be binding upon each Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Lender and its successors, transferees, or assigns.

4.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER, ETC.

4.1 GOVERNING LAW. THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.2 FORUM NON CONVENIENS. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

4.3 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH GUARANTOR AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

4.4 SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

4.5 WAIVER OF CLAIMS. NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY OTHER PARTY OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

5.	Miscellaneous.

5.1 Survival. All representations and warranties made by any Guarantor in this Guaranty and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty shall be considered to have been relied upon by Lender and shall survive the execution and delivery of this Guaranty and the issuance of the Deferred Payment Amount and the making of any loans or other extension of credit, regardless of any investigation made by Lender or on its behalf and notwithstanding that Lender, may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time the Deferred Payment Amount is accepted or any other financial accommodation is made or credit is extended, and shall continue in full force and effect until the payment in full of the Guaranteed Obligations.

5.2 Merger, Amendments; Etc. THIS GUARANTY, TOGETHER WITH THE OTHER DEFERRED PAYMENT DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by Lender and each Guarantor to which such amendment applies. This Guaranty is a Deferred Payment Document.

5.3 Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Lender at its address specified in the Deferred Payment Agreement, and to any Guarantor at its addresses specified in the Deferred Payment Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

5.4 Counterparts. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

5.5 Effectiveness; Severability; Section Headings. This Guaranty shall be binding and deemed effective when executed by any Guarantor as to such Guarantor (whether or not executed by any other Guarantor) whose signature is provided for on the signature pages hereof and Lender. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Guaranty. Any provision of this Guaranty which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

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IN WITNESS WHEREOF, the undersigned parties hereto have caused this Guaranty to be executed and delivered as of the day and year first above written.

GUARANTORS:	CARECLOUD ACQUISITION, CORP.

	By:	/s/ Norman S. Roth
	Name:	Norman S. Roth
	Title:	Interim Chief Financial Officer

CARECLOUD, INC.

By:	/s/ Norman S. Roth
Name:	Norman S. Roth
Title:	Interim Chief Financial Officer

CARECLOUD PRACTICE MANAGEMENT, CORP.

By:	/s/ Norman S. Roth
Name:	Norman S. Roth
Title:	Interim Chief Financial Officer

CARECLOUD HEALTH, INC.

By:	/s/ Norman S. Roth
Name:	Norman S. Roth
Title:	Interim Chief Financial Officer

MEDSR, INC.

By:	/s/ Norman S. Roth
Name:	Norman S. Roth
Title:	Interim Chief Financial Officer

MERIDIAN MEDICAL MANAGEMENT, INC.

By:	/s/ Norman S. Roth
Name:	Norman S. Roth
Title:	Interim Chief Financial Officer

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

	By:	/s/ David Wu
	Name:	David Wu
	Title:	Vice President